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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2011

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)

Registrant's telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On January 31, 2011, Mr. Rick L. Gaston retired as General Manager of our member, Colquitt Electric Membership Corporation. Pursuant to our bylaws, upon his retirement Mr. Gaston became ineligible to serve on our board of directors. We expect that Mr. Gaston's position as Member Group Director (Group 2) will remain vacant until the director elections held at our annual meeting on March 28, 2011. For information regarding the requirements to serve on our board of directors, see "DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE—Our Board of Directors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Item 8.01    Other Events

        On January 31, 2011, we entered into a Purchase and Sale Agreement with KGen LLC and, for specified purposes, its parent company, KGen Power Corporation, to acquire KGen LLC's wholly owned subsidiary, KGen Murray I and II LLC, which owns the Murray I and Murray II combined cycle electric generation facilities located near Dalton, Georgia. These facilities consist of two natural gas-fired combined cycle units that have an aggregate summer planning reserve generation capacity of approximately 1220 megawatts. The purchase price, exclusive of working capital and other closing adjustments, is approximately $531 million.

        This acquisition remains subject to receipt of applicable regulatory approvals, approval of the stockholders of KGen Power and other customary closing conditions and, as a result, may not result in a completed transaction. KGen Power and its affiliates are subject to customary restrictions on their ability to solicit alternative acquisition proposals, which are qualified by customary provisions to allow the board of directors of KGen Power to comply with its fiduciary duties. However, in specified circumstances, if KGen Power or its affiliates terminate the Purchase and Sale Agreement, KGen Power would be liable for a termination fee. If we complete this acquisition, we anticipate that it will close in April 2011.

        We intend to finance this acquisition on an interim basis with some combination of cash on hand and drawing down existing or new credit facilities. Regardless of the interim method of finance, we intend to apply to the Rural Utilities Service for long-term financing. For any amounts not funded through the Rural Utilities Service, we intend to issue taxable bonds. For additional information regarding the Rural Utilities Service and the federal programs administered by it, see "BUSINESS—OGLETHORPE POWER CORPORATION—Relationship with Rural Utilities Service" in our 2009 Form 10-K.

        If we acquire the Murray facilities, we would revise our plans to construct future generation resources to reflect this additional generation capacity and our members' projected power supply needs. Upon acquisition of the Murray facilities, we would cancel the 605-megawatt combined cycle plant currently under development. This acquisition would have no effect on our participation in the construction of Plant Vogtle Units No. 3 and No. 4. Independently of this acquisition, we have deferred the 100-megawatt Warren County biomass plant; however, we continue to monitor regulatory and legislative developments related to biomass electricity generation. For further discussion regarding our planned future generation resources, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Capital Requirements and Liquidity and Sources of Capital—Future Power Resources" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 and "BUSINESS—OUR POWER SUPPLY RESOURCES—Future Power Resources" in our 2009 Form 10-K.

Cautionary Note Regarding Forward-Looking Statements

        The statements above contain forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning our plans to finance, both on a short- and long-term basis, our acquisition of the facilities and the related actions that we would expect to take upon our acquisition of the facilities. We caution you not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside of our control; accordingly, there can be no assurance that such forecasted results will be realized. For a list of the factors that could cause actual results to differ materially from those anticipated by these forward-looking statements, see "RISK FACTORS" in our 2009 Form 10-K. We assume no obligation to update any information contained in this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Not applicable.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: January 31, 2011	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

QuickLinks

  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits
SIGNATURE